Exhibit 10.2

EMC CORPORATION

2001 STOCK OPTION PLAN, as amended April 29, 2010

1.	Purpose.

The purpose of the EMC Corporation 2001 Stock Option Plan is to enable EMC Corporation to provide a special incentive to a limited number of key employees of the Company and its Subsidiaries, if any, who are in a position to have a significant effect upon the Company’s business and earnings. In order to accomplish this purpose, the Plan authorizes the grant to such key employees of options to purchase Common Stock of the Company. Increased ownership of Common Stock will provide such key employees with an additional incentive to take into account the long-term interests of the Company.

2.	Definitions.

As used herein, the following words or terms have the meanings set forth below. The masculine gender is used throughout the Plan but is intended to apply to members of both sexes.

2.1 “Board of Directors” means the Board of Directors of the Company.

2.2 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

2.3 “Committee” means the Committee appointed by the Board of Directors to administer the Plan or the Board of Directors as a whole if no appointment is made.

2.4 “Common Stock” means the Common Stock of the Company.

2.5 “Company” means EMC Corporation, a corporation established under the laws of The Commonwealth of Massachusetts.

2.6 “Fair Market Value” in the case of a share of Common Stock on a particular day, means the fair market value as determined from time to time by the Board of Directors or, where appropriate, by the Committee, taking into account all information which the Board of Directors, or the Committee, considers relevant.

2.7 “Incentive Stock Option” means a stock option that satisfies the requirements of Section 422 of the Code.

2.8 “Participant” means an individual holding a stock option or stock options granted to him under the Plan.

2.9 “Plan” means the EMC Corporation 2001 Stock Option Plan set forth herein.

2.10 “Subsidiary” or “Subsidiaries” means a corporation or corporations in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock.

2.11 “Ten Percent Stockholder” means any person who, at the time an option is granted, owns or is deemed to own stock (as determined in accordance with Sections 422 and 424 of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or a subsidiary.

3.	Administration.

3.1 The Plan shall be administered by the Committee and, to the extent provided herein, the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

3.2 Subject to the provisions set forth herein, each of the Committee and the Board of Directors shall have full authority to determine the provisions of options to be granted under the Plan. Subject to the provisions set forth herein, the Committee shall have full authority to interpret the terms of the Plan and of options granted under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan; provided, however, that any change to the terms of an option granted hereunder shall be approved by the Board of Directors to the extent such change would be deemed to be a new option grant or such terms relate to a subsequent transaction that would not be exempt from Section 16(b) of the Securities Exchange Act of 1934 in the absence of such approval.

3.3 The decision of the Committee or the Board of Directors, as applicable, on any matter as to which the Committee or the Board of Directors, as applicable, is given authority under subsection 3.2 shall be final and binding on all persons concerned.

3.4 Nothing in the Plan shall be deemed to give any officer or employee, or his legal representatives or assigns, any right to participate in the Plan, except to such extent, if any, as the Committee or the Board, as applicable, may have determined or approved pursuant to the provisions of the Plan.

4.	Shares Subject to the Plan.

4.1 The maximum number of shares of Common Stock that may be delivered upon the exercise of options granted under the Plan shall be 80,000,000, subject to adjustment in accordance with the provisions of Section 8.

4.2 If any option granted under the Plan terminates without having been exercised in full (including an option which terminates by agreement between the Company and the Participant), or if shares of Common Stock are reacquired by the Company upon the rescission of an exercise of an option, the number of shares of Common Stock as to which an option has not been exercised prior to termination, or have been reacquired upon the rescission of an option, shall be available for future grants within the limits set forth in subsection 4.1.

4.3 Shares of Common Stock delivered upon the exercise of options shall consist of shares of authorized and unissued Common Stock, except that the Board of Directors may from time to time in its discretion determine in any case the shares to be so delivered shall consist of shares of authorized and issued Common Stock reacquired by the Company and held in its Treasury. No fractional shares of Common Stock shall be delivered upon the exercise of an option.

5.	Eligibility for Options.

Employees eligible to receive options under the Plan shall be those key employees of the Company and its Subsidiaries, if any, who, in the opinion of the Committee, are in a position to have a significant effect upon the Company’s business and earnings. Members of the Board of Directors of the Company or a Subsidiary who are not employed as regular salaried officers or employees of the Company or a Subsidiary may not participate in the Plan.

6.	Grant of Options.

6.1 From time to time while the Plan is in effect, each of the Committee and the Board of Directors may, in its absolute discretion, select from among the persons eligible to receive options (including persons to whom options were previously granted) those persons to whom options are to be granted.

6.2 Each of the Committee and the Board of Directors shall, in its absolute discretion, determine the number of shares of Common Stock to be subject to each option granted by it under the Plan.

6.3 No Incentive Stock Option may be granted under the Plan after May 9, 2011, but options theretofore granted may extend beyond that date.

7.	Provisions of Options.

7.1 Incentive Stock Options or Other Options. Options granted under the Plan may be either Incentive Stock Options or options which do not qualify as Incentive Stock Options, as the Committee or the Board of Directors shall determine at the time of each grant of options hereunder.

7.2 Stock Option Certificates or Agreements. Options granted under the Plan shall be evidenced by certificates or agreements in such form as the Committee shall from time to time approve. Such certificates or agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of options intended to qualify as Incentive Stock Options, the certificates or agreements shall contain such provisions relating to exercise and other matters as are required of incentive stock options under the Code.

7.3 Terms and Conditions. All options granted under the Plan shall be subject to the following terms and conditions to the extent applicable and to such other terms and conditions not inconsistent therewith as the Committee or the Board of Directors shall determine:

7.3.1 Exercise Price. The exercise price per share of Common Stock with respect to each option shall be as determined by the Committee but in the case of an Incentive Stock Option not less than 100% (110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value per share at the time the option is granted. In the case of an option which does not qualify as an Incentive Stock Option, the exercise price per share of Common Stock shall be not less than par value.

7.3.2 Value of Shares of Common Stock Subject to Incentive Stock Options. Each eligible employee may be granted Incentive Stock Options only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any related corporation, such Incentive Stock Options do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the Incentive Stock Options were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

7.3.3 Period of Options. An option shall be exercisable during such period of time as the Committee or Board of Directors may specify (subject to subsection 7.4 below), but in the case of an Incentive Stock Option not after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the option is granted.

7.3.4 Exercise of Options.

7.3.4.1 Each option shall be made exercisable at such time or times as the Committee or the Board of Directors shall determine. In the case of an option made exercisable in installments, the Committee or the Board of Directors may later determine to accelerate the time at which one or more of such installments may be exercised.

7.3.4.2 Any exercise of an option shall be in writing signed by the proper person and delivered or mailed to the office of Stock Option Administration of the Company, accompanied by an option exercise notice and payment in full for the number of shares in respect to which the option is exercised.

7.3.4.3 In the event an option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the option has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder until the Company is satisfied that the person or persons exercising the option is or are the duly appointed executor or administrator of the deceased Participant or the person or persons to whom the option has been transferred by the Participant’s will or by the applicable laws of descent and distribution.

7.3.4.4 The Committee or the Board of Directors may at the time of grant condition the exercise of an option upon agreement by the Participant to subject the Common Stock to any restrictions on transfer or repurchase rights in effect on the date of exercise, upon representations of continued employment and upon other terms not inconsistent with this Plan. Any such conditions shall be set forth in the option certificate or other document evidencing the option.

7.3.4.5 In the case of an option that is not an Incentive Stock Option, the Committee shall have the right to require the individual exercising the option to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or to make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Common Stock pursuant to the exercise of the option; provided, however, if so permitted by the Committee, the individual exercising an option, other than an Incentive Stock Option, may satisfy such withholding requirements by having withheld from such option that number of shares of Common Stock whose fair market value equals the amount of withholding taxes due. In the case of an Incentive Stock Option, if at the time the Incentive Stock Option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the Incentive Stock Option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 422(a)(1) of the Code and the regulations thereunder) of Common Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

7.3.4.6 In the case of an option that is exercised by an individual that is subject to taxation in a foreign jurisdiction, the Committee shall have the right to require the individual exercising the option to remit to the Company an amount sufficient to satisfy any federal or withholding requirement of that foreign jurisdiction (or to make other arrangements satisfactory to the Company with regard to such taxes prior to the delivery of any Common Stock pursuant to the exercise of the option); provided, however, if so permitted by the Committee, the individual exercising an option, other than an Incentive Stock Option, may satisfy such withholding requirements by having withheld from such option that number of shares of Common Stock whose fair market value equals the amount of withholding taxes due.

7.3.5 Payment for and Delivery of Stock. The shares of stock purchased on any exercise of an option granted hereunder shall be paid for in full in cash or, if expressly permitted by the terms of the option, (i) in shares of unrestricted Common Stock at the time of such exercise, (ii) other than for Incentive Stock Options, by a “net exercise” under which the Company reduces the number of shares of Common Stock issued upon exercise by the number of shares with a fair market value that equals the aggregate exercise price, or (iii) by a combination of such foregoing permissible forms of payment. A Participant shall not have the rights of a stockholder with respect to awards under the Plan except as to stock actually issued to him.

7.3.6 Listing of Stock, Withholding and Other Legal Requirements. The Company shall not be obligated to deliver any stock until all federal, state and international laws and regulations which the Company may deem applicable have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, until the stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance to such exchange. In addition, if the shares of stock subject to any option have not been registered in accordance with the Securities Act of 1933, as amended, the Company may require the person or persons who wishes or wish to exercise such option to make such representation or agreement with respect to the sale of stock acquired on exercise of the option as will be sufficient, in the opinion of the Company’s counsel, to avoid violation of said Act, and may also require that the certificates evidencing said stock bear an appropriate restrictive legend.

7.3.7 Non-transferability of Options. No option may be transferred by the Participant otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Participant’s lifetime the option may be exercised only by him or her; provided, however, that the Board of Directors or the Committee, as applicable, in its discretion, may allow for transferability of non-qualified stock options by the Participant to “Immediate Family

Members.” Immediate Family Members means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any option grants that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company’s then current stock option transfer guidelines.

7.3.8 Death, Disability or Retirement of a Participant.

7.3.8.1 If a Participant’s employment terminates by reason of death, all options held by the Participant, to the extent exercisable on the date of his death, may be exercised by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution at any time or times within three years after the date of the Participant’s death. The options shall expire at the end of such three-year period.

7.3.8.2 If a Participant’s employment terminates by reason of “Disability” (as defined below), all options held by the Participant, to the extent exercisable on the date of termination by reason of Disability (the “Disability Date”), may be exercised by the Participant at any time or times within three years after the Disability Date. The options shall expire at the end of such three-year period. Notwithstanding the foregoing, in the event the Participant fails to exercise an Incentive Stock Option within twelve months after the Disability Date, such option will be treated as an option which does not qualify as an Incentive Stock Option. Disability means the disability of the Participant within the meaning of Section 22(e)(3) of the Code.

7.3.8.3 If a Participant’s employment terminates by reason of “Retirement” (as defined below), all options held by the Participant, to the extent exercisable on the date of termination by reason of Retirement (the “Retirement Date”), may be exercised by the Participant at any time or times within three years after the Retirement Date. The options shall expire at the end of such three-year period. Notwithstanding the foregoing, in the event the Participant fails to exercise an Incentive Stock Option within three months after the Retirement Date, such option will be treated as an option which does not qualify as an Incentive Stock Option. Retirement means the voluntary retirement by a Participant from service with the Company or any of its Subsidiaries (i) after the Participant has attained at least fifty-five years of age and at least five years of continuous service with the Company or any of its Subsidiaries or (ii) after the Participant has attained at least twenty years of continuous service with the Company or any of its Subsidiaries.

7.3.8.4 The provisions of this Section 7.3.8 shall not apply to options held by a Participant who engages or has engaged in Detrimental Activity (as defined in Section 7.3.10).

7.3.8.5 Notwithstanding anything in this Section 7.3.8 to the contrary, (i) no option granted under the Plan may be exercised beyond the date on which such option would otherwise expire pursuant to the terms thereof, and (ii) no Incentive Stock Option granted under the Plan may be exercised after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Incentive Stock Option was granted.

7.3.9 Termination of Employment. If the employment of a Participant terminates for any reason other than his death, Disability or Retirement, all options held by the Participant shall thereupon expire at 5 p.m. United States eastern time on the date of termination unless the option by its terms, or the Committee or the Board of Directors by resolution, shall expressly allow the Participant to exercise any or all of the options held by him after termination; provided, that notwithstanding any such express allowance, any such option which is an Incentive Stock Option shall in any event expire no later than three months after such termination of employment, or after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Incentive Stock Option was granted, whichever occurs first. The Company shall have the sole discretion to set the date of termination for purposes of the Plan, without regard to any notice period or other obligation under the labor laws of the jurisdiction where the Participant is employed. If the Committee or the Board of Directors so decides, an option may provide that a leave of absence granted by the Company or Subsidiary is not a termination of employment for the purpose of this subsection 7.3.9, and in the absence of such a provision the Committee may in any particular case determine that such a leave of absence is not a termination of employment for such purpose. The Committee shall also determine all matters relating to continuous employment.

7.3.10 Cancellation and Rescission of Options. The following provisions of this Section 7.3.10 shall apply to options granted to (i) Participants who are classified by the Company or a Subsidiary as an executive officer, senior officer, or officer (collectively, an “Officer”) of the Company or a Subsidiary; and (ii) certain other Participants designated by the Committee or the Board of Directors to be subject to the terms of this Section 7.3.10 (such designated Participants together with Officers referred to collectively as “Senior Participants”). The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict any unexpired option at any time if the Senior Participant engages in “Detrimental Activity” (as defined below). Furthermore, in the event a Senior Participant engages in Detrimental Activity at any time prior to or during the six months after any exercise of an option, such exercise may be rescinded until the later of (i) two years after such exercise or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Senior Participant to (i) deliver and transfer to the Company the shares of Common Stock received by the Senior Participant upon such exercise, (ii) pay to the Company an amount equal to any realized gain received by the Senior Participant from such exercise, or (iii) pay to the

Company an amount equal to the market price (as of the exercise date) of the Common Stock acquired upon such exercise minus the respective exercise price. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Senior Participant by the Company. Further, if the Company commences an action against such Senior Participant (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Senior Participant engaged in Detrimental Activity or otherwise violated this Section 7.3.10, the Senior Participant shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees. As used in this subsection 7.3.10, “Detrimental Activity” shall include: (i) the failure to comply with the terms of the Plan or certificate or agreement evidencing the option; (ii) the failure to comply with any term set forth in the Company’s Key Employee Agreement (irrespective of whether the Senior Participant is a party to the Key Employee Agreement); (iii) any activity that results in termination of the Senior Participant’s employment for cause; (iv) a violation of any rule, policy, procedure or guideline of the Company; or (v) the Senior Participant being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.

7.3.11 Jurisdiction and Governing Law. The parties submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Massachusetts to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of the Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

7.4 Authority of the Committee. The Committee shall have the authority, either generally or in particular instances, to waive compliance by a Participant with any obligation to be performed by him under an option and to waive any condition or provision of an option, except that the Committee may not (i) increase the total number of shares covered by any Incentive Stock Option (except in accordance with Section 8), (ii) reduce the option price per share of any Incentive Stock Option (except in accordance with Section 8) or (iii) extend the term of any Incentive Stock Option to more than ten years, subject, however, to the provisions of Section 10.

8.	Changes in Stock.

In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock that becomes effective after the adoption of the Plan by the Board of Directors, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock on which options may thereafter be granted hereunder, (ii) the number and kind of shares of stock remaining subject to each option outstanding at the time of such change and (iii) the option price. The Committee’s determination shall be binding on all persons concerned. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any option granted hereunder shall pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the option would have been entitled to receive, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged shall cause every option hereunder to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated, the Company shall either arrange for any corporation succeeding to the business and assets of the Company to issue to the Participants replacement options (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the Code) on such corporation’s stock which will to the extent possible preserve the value of the outstanding options or shall make the outstanding options fully exercisable at least 20 days before the effective date of any such dissolution, liquidation, merger or consolidation. The existence of the Plan shall not prevent any such change or other transaction and no Participant thereunder shall have any right except as herein expressly set forth.

9.	Employment Rights.

Neither the adoption of the Plan nor any grant of options confers upon any employee of the Company or a Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

10.	Discontinuance, Cancellation, Amendment and Termination.

The Committee or the Board of Directors may at any time discontinue granting options under the Plan and, with the consent of the Participant, may at any time cancel an existing option in whole or in part and grant another option to the Participant for such number of shares as the Committee or the Board of Directors specifies. The Board of Directors may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of options, provided that no such amendment shall without the approval of the stockholders of the Company (a) increase the maximum number of shares available under the Plan, (b) change the group of employees eligible to receive options under the Plan, (c) reduce the exercise price of outstanding incentive options or reduce the price at which incentive options may be granted, (d) extend the time within which options may be granted, (e) alter the Plan in such a way that incentive options granted or to be granted hereunder would not be considered incentive stock options under Section 422 of the Code, or (f) amend the provisions of this Section 10, and no such amendment shall adversely affect the rights of any employee (without his consent) under any option previously granted.

11.	Effective Date.

The Plan will become effective immediately upon its approval by the stockholders of the Company at the Annual Meeting on May 9, 2001.